Exhibit 99.1

Lifeloc Reports 2018 Full Year Results and DWAC/FAST Eligibility

WHEAT RIDGE, Colo., March 15, 2019 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the 2018 fiscal year ended December 31, 2018.
2018 Financial Highlights
Lifeloc Technologies posted annual net revenue of $8.44 million resulting in 2018 after tax net income of $217 thousand, or $0.09 per diluted share.  These results compare to net revenue of $7.99 million for 2017 full year, with net income of $15 thousand, or $0.01 per diluted share.  Revenue for 2018 grew 6% over the prior year.  Our balance sheet grew even stronger, with a growth in cash of $119 thousand and a debt reduction of $40 thousand.
This has been a transitional year for Lifeloc Technologies.  In 2018 we made a significant investment in the upgrade of our enterprise resource planning (ERP) information infrastructure for improved efficiency and to handle a broadening product line.  This has already contributed some sales growth through the upgraded e-Commerce portal.  We are completing a multiyear R&D investment for the development of a completely new breathalyzer platform that will be introduced in 2019.  And as these projects wind down, freed resources will be deployed to accelerating the development of our rapid drug detection based on the SpinDx™ technology, including a rapid, quantitative marijuana breathalyzer, as well as advancing our monitoring business, primarily through the Real-Time Alcohol Detection and Recognition (R.A.D.A.R.®) device.
Our vision is that Lifeloc becomes the world’s leading company in real-time alcohol and drug abuse detection and monitoring.  To that end, we continue to invest aggressively in research and development.  This R&D investment amounted to over 13% of revenue for the year.  Lifeloc is committed to bringing the most advanced alcohol breathalyzers, alcohol monitoring devices and marijuana breathalyzers to the market.
 “We are glad to return to a year of growth, having achieved some modest revenue growth in 2018 through improving sales channels, even though there were no new product introductions this year,” commented Dr. Wayne Willkomm, President and CEO.  “2019 will be different, with a pipeline of new breathalyzer and affiliated launches which will deliver more performance and value to our customers.”
In addition to operational investments, Lifeloc Technologies is pleased to announce that the Depository Trust Corporation (the "DTC") has approved its common stock for DWAC/FAST transfer through the Company's Transfer Agent, Corporate Stock Transfer, Inc.  This newly approved stock transfer capability will enable Lifeloc's shareholders to transfer their shares of Lifeloc stock electronically after buying or selling, without the extra cost and burden associated with the processing of physical share certificates.
DWAC/FAST transfer expedites the transaction process, while also eliminating the risks associated with the loss and replacement of physical share certificates.  "We are pleased to facilitate easier trading for our shareholders," said Dr. Willkomm. "Not only does becoming DWAC/FAST eligible provide our existing shareholders with new efficiencies, but we hope for more liquidity and better valuation in the open market, allowing us to continue expanding our shareholder base," he added.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers.  Lifeloc stock trades over-the-counter under the symbol LCTC.  We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.
SpinDx™ is a trademark of Sandia Corporation.

Sarah Struble
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Balance Sheets

ASSETS
	December 31,
CURRENT ASSETS:	2018	2017
Cash and cash equivalents	$2,788,327	$2,669,455
Accounts receivable, net	675,136	593,326
Inventories, net	1,290,607	1,175,103
Income taxes receivable	90,629	121,401
Prepaid expenses and other	35,155	21,804
Total current assets	4,879,854	4,581,089

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment and software	800,569	556,025
Training courses	432,375	432,375
Office equipment and software	241,836	204,282
Sales and marketing equipment	219,797	216,330
Research and development equipment and software	159,810	131,770
Less accumulated depreciation	(1,649,203)	(1,349,499)
Total property and equipment, net	3,021,359	3,007,458

OTHER ASSETS:
Patents, net	158,147	177,244
Deposits and other	140,452	259,037
Deferred taxes	79,869	66,531
Total other assets	378,468	502,812
Total assets	$8,279,681	$8,091,359
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$343,783	$297,096
Term loan payable, current portion	43,207	42,101
Customer deposits	19,265	48,763
Accrued expenses	250,912	264,290
Deferred revenue, current portion	44,218	53,137
Reserve for warranty expense	40,000	40,000
Total current liabilities	741,385	745,387

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,369,347	1,410,185

DEFERRED REVENUE, net of current portion	8,212	9,683

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,597,646	4,580,177
Retained earnings	1,563,091	1,345,927
Total stockholders' equity	6,160,737	5,926,104
Total liabilities and stockholders' equity	$8,279,681	$8,091,359

LIFELOC TECHNOLOGIES, INC.
Statements of Income

	Years Ended December 31,
REVENUES:	2018	2017
Product sales	$8,104,003	$7,629,474
Royalties	247,765	289,588
Rental income	85,886	71,676
Total	8,437,654	7,990,738

COST OF SALES	4,628,403	4,277,874

GROSS PROFIT	3,809,251	3,712,864

OPERATING EXPENSES:
Research and development	1,121,827	1,076,763
Sales and marketing	1,251,388	1,388,927
General and administrative	1,165,413	1,114,534
Total	3,538,628	3,580,224

OPERATING INCOME	270,623	132,640

OTHER INCOME (EXPENSE):
Interest income	25,624	6,824
Interest expense	(61,650)	(60,705)
Total	(36,026)	(53,881)

NET INCOME BEFORE PROVISION FOR TAXES	234,597	78,759

(PROVISION FOR) FEDERAL AND STATE INCOME TAXES	(17,433)	(64,156)

NET INCOME	$217,164	$14,603

NET INCOME PER SHARE, BASIC	$0.09	$0.01

NET INCOME PER SHARE, DILUTED	$0.09	$0.01

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,512,445	2,518,188

LIFELOC TECHNOLOGIES, INC.
Statements of Cash Flows

	Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2018	2017
Net income	$217,164	$14,603
Adjustments to reconcile net income to net cash
provided from (used in) operating activities-
Depreciation and amortization	416,896	288,017
Provision for doubtful accounts, net change	(5,000)	-
Provision for inventory obsolescence, net change	60,000	27,500
Deferred taxes, net change	(13,338)	43,196
Reserve for warranty expense, net change	-	-
Stock based compensation expense related to
stock options	17,469	22,857
Changes in operating assets and liabilities-
Accounts receivable	(76,810)	(97,929)
Inventories	(175,504)	(366,994)
Income taxes receivable	30,772	(6,728)
Prepaid expenses and other	(13,351)	30,268
Deposits and other	118,585	(160,046)
Accounts payable	46,687	12,506
Customer deposits	(29,498)	(2,848)
Accrued expenses	(13,378)	24,457
Deferred revenue	(10,390)	(10,128)
Net cash provided from (used in)
operating activities	570,304	(181,269)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(402,147)	(11,846)
Cash paid for equipment and software acquired
in asset acquisition	-	(748,198)
Cash paid for patents and patent applications acquired
in asset acquisition	-	(100,000)
Patent filing expense	(6,750)	(17,217)
Net cash (used in) investing activities	(408,897)	(877,261)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(42,535)	(44,079)
Net cash (used in) financing
activities	(42,535)	(44,079)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	118,872	(1,102,609)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,669,455	3,772,064

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,788,327	$2,669,455

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$58,847	$65,348

Cash paid for income tax	$-	$40,096